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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          e.spire Communications, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date filed:

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FOR IMMEDIATE RELEASE


       e.spire(R) WILL RECONVENE SPECIAL SHAREHOLDERS' MEETING

HERNDON, VA, NOVEMBER 17, 2000 -- e.spire Communications, Inc. (NASDAQ: ESPI), the communications company for the networked economy, today announced that its special shareholders' meeting adjourned on November 16, 2000, will be reconvened on Friday, December 1, 2000 at 10AM at the Hyatt Regency Reston, Reston Towne Center, 1800 Presidents Street, Reston, Virginia.

Due to the unauthorized notice of cancellation of the meeting by the Company's proxy solicitor, e.spire's inspector of elections initially confirmed and then revoked confirmation that a quorum was present, and the meeting had to be adjourned. The inspector of elections has since confirmed that a quorum was in fact represented by proxy at yesterday's meeting, and that as of the time of the meeting, Proposal No.1 and Proposal No.2 had sufficient votes for ratification. Proposal No.1 and Proposal No.2 authorize e.spire to issue a total of $100.7 million in new Series A convertible preferred stock and warrants, and up to $124.3 million in new Junior Purchaser Securities that includes common stock, convertible preferred stock or warrants, and transaction fee warrants in connection with the issuance of the securities.

The Company is required to keep the polls open as to all three proposals until votes are taken at the reconvened meeting on December 1, 2000. Approximately one-half million additional shares must be voted in favor of Proposal No.3 in order for it to be approved. Proposal No.3 seeks approval of an increase in the number of authorized shares of the Company's common stock from 125 million shares to 250 million. Shareholders are encouraged to submit proxies or otherwise vote their shares, to the extent they have not done so.

Separately, e.spire is addressing the proxy solicitor's unauthorized cancellation of the meeting. The cancellation apparently caused duplicate vote reports to be supplied to the inspector of elections. As a result, the meeting could not transact the business for which it was convened.

"It would appear that our proxy solicitor opted for the Florida model established in the recent Presidential election, creating the need to keep the polls open and re-count votes," said George F. Schmitt, e.spire Chairman and Acting Chief Executive Officer. "e.spire's shareholders can rest assured that we will resolve all remaining issues at or even prior to the reconvened meeting - and probably before the next President is named."


During an informal question and answer session with shareholders who arrived for the November 16 meeting, Mr. Schmitt made the following observations:

- The Company will hire an investment banker to advise and represent the Company on strategic alternatives, mergers and acquisitions, spin-offs, re-structuring and refinancing activities.
- The Company is negotiating a new Senior Secured Credit Facility, when completed, could fund the Company into 2002.

                                     -MORE-

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e.spire(R) WILL RECONVENE SPECIAL SHAREHOLDERS' MEETING/PAGE 2


e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, dedicated Internet access, and advanced data solutions, including ATM and frame relay. e.spire also provides Web hosting, dedicated server, and colocation services through its Internet subsidiary, CyberGate, Inc., and its subsidiary ValueWeb. e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities, and corporations, with turnkey fiber-optic design, construction, and project management expertise. More information about e.spire is available at e.spire's Web site, www.espire.net.

Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1999. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Media Relations
Peggy Disney
703.639.6738
peggy.disney@espire.net

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